                                                                   Exhibit 10.12


                                   ADDENDUM A
                            THE FARMERS CITIZENS BANK
                             SPLIT DOLLAR AGREEMENT

      THIS SPLIT DOLLAR AGREEMENT is entered into as of this    day of , 2001,
by and between The Farmers Citizens Bank, an Ohio-chartered, FDIC-insured bank with its main office in Bucyrus, Ohio (the "Bank") and G.W. Holden, its President and Chief Executive Officer (the "Executive"). This Split Dollar Agreement shall append the Split Dollar Endorsement entered into on even date herewith, or as subsequently amended, by and between the aforementioned parties.

      To encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive's life. The Bank will pay life insurance premiums from its general assets.

                                    ARTICLE 1
                               GENERAL DEFINITIONS

      Capitalized terms not otherwise defined in this Split Dollar Agreement are used herein as defined in the Salary Continuation Agreement of even date herewith. The following terms shall have the meanings specified:

      "Insurer" means Transamerica Assurance Company.

      "Policy" means insurance policy no. 50394263 issued by the Insurer.

      "Insured" means the Executive.

                                    ARTICLE 2
                           POLICY OWNERSHIP/INTERESTS

      2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of any death proceeds remaining after the Executive's interest has been paid under Section 2.2 of this Split Dollar Agreement.

      2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary(ies) of death proceeds. Should the Insured be employed by the Bank at the time of death, retired from the Bank at the time of death, or terminated from the Bank due to disability, as defined in the Insured's Salary Continuation Agreement with the Bank in effect at the time of said disability, at the time of death, then the Insured's Beneficiary(ies), designated in accordance with the Split Dollar Policy Endorsement, shall be entitled to an amount equal to the amount set forth in Exhibit A that corresponds to the age of the Insured at the time of death, or one hundred percent (100%) of the net at risk insurance portion of the proceeds, whichever amount is less. The net at risk insurance portion is the total proceeds less the cash value of the Policy. The Executive shall also have the right to elect and change settlement options specified in the Policy that may be permitted.

      2.3 Option to Purchase. The Bank shall not sell, surrender or transfer ownership of the Policy while this Split Dollar Agreement is in effect without first giving the Executive or the Executive's transferee a right of first refusal to purchase the Policy for the Policy's interpolated terminal reserve value. The right of first refusal to purchase the Policy must be exercised within 60 days from the date the Bank gives written notice of the Bank's intention to sell, surrender or transfer ownership of the Policy. This provision shall not impair the right of the Bank to terminate this Split Dollar Agreement.

      2.4 Comparable Coverage. Upon execution of this Agreement, the Bank shall maintain the Policy in full force and effect, and the Bank shall not amend, terminate or otherwise abrogate the Executive's interest in the Policy unless the Bank (a) replaces the Policy with a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement and (b) executes a new Split Dollar Agreement and Endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

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                                    ARTICLE 3
                                    PREMIUMS

      3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

      3.2 Imputed Income. The Bank shall impute income to the Executive in an amount equal to (a) the current term rate for the Executive's age, multiplied by
(b) the net death benefit payable to the Executive's beneficiary(ies). The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    ARTICLE 4
                                   ASSIGNMENT

      The Executive may assign without consideration all interests in the Policy and in this Split Dollar Agreement to any person, entity or trust. If the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Split Dollar Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in the Policy or in this Split Dollar Agreement.

                                    ARTICLE 5
                                     INSURER

      The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Split Dollar Agreement.

                                    ARTICLE 6
                                CLAIMS PROCEDURE

      6.1 Claims Procedure. The Bank shall notify in writing any person or entity making a claim under this Split Dollar Agreement (the "Claimant') of his or her eligibility or ineligibility for benefits under this Split Dollar Agreement. The Bank shall provide the written notice within 90 days after Claimant's written application for benefits. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for the denial, (2) a specific reference to the provisions of this Split Dollar Agreement on which denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Split Dollar Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, extending the time for up to an additional 90 days.

      6.2 Review Procedure. If the Bank determines that the Claimant is not eligible for benefits or full benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have his or her claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the written notice issued by the Bank. The Claimant's petition shall state the specific reasons the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after the Bank's receipt of the petition, the Bank shall give the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of the Bank's decision in writing within the 60-day period, stating specifically the basis of its decision and identifying the specific provisions of this Split Dollar Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Bank, but notice of this deferral must be given to the Claimant.


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                                    ARTICLE 7
                            AMENDMENTS AND TERMINATION

      7.1 Amendment. This Split Dollar Agreement may be amended only by a writing signed by the Bank and the Executive.

      7.2 Termination of Agreement. This Split Dollar Agreement shall terminate upon the occurrence of any one of the following:

      (a) The Insured's employment from the Bank terminates without the Insured being entitled to the Normal Retirement Benefit, the Early Termination Benefit or the Disability Benefit provided by Section 2.1, 2.2, or 2.3, respectively, of the Insured's Salary Continuation Agreement with the Bank; or

      (b) The Insured shall be discharged from employment with the Bank for cause. The term "for cause" shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit; or

      (c)   Surrender, lapse, or other termination of the Policy by the Bank; or

      (d)   The Insured receives to a Change-in-Control Benefit provided by
            Section 2.4 of the Insured's Salary Continuation Agreement with the Bank. Change of Control is defined in the Insured's Salary Continuation Agreement with the Bank; or

      (e)   The Insured receives a Change-in-Control Benefit provided by Section
            2.6 of the Insured's Salary Continuation Agreement with the Bank. Change of Control is defined in the Insured's Salary Continuation Agreement with the Bank; or

      (f) The Insured's employment from the Bank terminates with the Insured being entitled to and receiving in full the Normal Retirement Benefit, the Early Termination Benefit or the Disability Benefit provided by Section 2.1, 2.2, or 2.3, respectively, of the Insured's Salary Continuation Agreement with Bank; or

      (g)   Distribution of the death benefit proceeds in accordance with
            Section 2.2 above.

                                    ARTICLE 8
                                  MISCELLANEOUS

      8.1 Binding Effect. This Split Dollar Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

      8.2 No Guarantee of Employment. This Split Dollar Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

      8.3 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Split Dollar Agreement in the same manner and to the same extent that the Bank would be required to perform this Split Dollar Agreement if no succession had occurred. The Bank's failure to obtain such an assumption agreement before succession becomes effective shall be considered a breach of the Split Dollar

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Agreement and shall entitle the Executive to the Change-in-Control benefit payable under Section 2.4 of the Salary Continuation Agreement between the Bank and the Executive of even date herewith.

      8.4 Applicable Law. The Split Dollar Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

      8.5 Entire Agreement. This Split Dollar Agreement constitutes the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Split Dollar Agreement other than those specifically set forth herein.

      8.6 Administration. The Bank shall have powers which are necessary to administer this Split Dollar Agreement, including but not limited to the power to:

      (a)   interpret the provisions of the Split Dollar Agreement,

      (b) establish and revise the method of accounting for the Split Dollar Agreement,

      (c)   maintain a record of benefit payments, and

      (d) establish rules and prescribe forms necessary or desirable to administer the Split Dollar Agreement.

      8.7 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Split Dollar Agreement. The Bank may delegate to others certain aspects of management and operational responsibilities, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      8.8 Severability. If for any reason any provision of this Split Dollar Agreement is held invalid, such invalidity shall not affect any other provision of this Split Dollar Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Split Dollar Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, not held so invalid, and the remainder of such provision, together with all other provisions of this Split Dollar Agreement shall, to the full extent consistent with the law, continue in full force and effect.

      8.9 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Split Dollar Agreement.

      8.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                  (a)   If to the Bank, to:
                        Board of Directors
                        The Farmers Citizens Bank
                        123 North Sandusky Avenue
                        P.O. Box 567
                        Bucyrus, Ohio  44820

                  (b)   If to the Executive, to:



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and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

      IN WITNESS WHEREOF, the Bank and the Executive has signed this Split Dollar Agreement as of the date and year first written above.

THE EXECUTIVE:                            THE BANK:
                                          THE FARMERS CITIZENS BANK

-----------------------
G.W. Holden                               By:
                                              ---------------------------

                                          Its:
                                              ---------------------------

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
                          SPLIT DOLLAR POLICY ENDORSEMENT
                             THE FARMERS CITIZENS BANK
                              SPLIT DOLLAR AGREEMENT

Policy No. 50394263                 Insured:        G.W. Holden

      Supplementing and amending the application for insurance to Transamerica Assurance Company ("Insurer") on November 2, 1998 (the application date), the applicant requests and directs that:

                                  BENEFICIARIES

      1. The Farmers Citizens Bank, located in Bucyrus, Ohio (the "Bank"), shall be the beneficiary of any death proceeds remaining after the Insured's interest has been paid under paragraph (2) below.

      2. The Insured or the Insured's transferee shall designate the beneficiary(ies) of death proceeds. Should the Insured be employed by the Bank at the time of death, retired from the Bank at the time of death, or terminated from the Bank due to disability, as defined in the Insured's Salary Continuation Agreement with the Bank in effect at the time of said disability, at the time of death, then the Insured's beneficiary(ies) designated in accordance with this Split Dollar Policy Endorsement shall be entitled to an amount equal to the amount set forth in Exhibit A that corresponds to the age of the Insured at the time of death, or one hundred percent (100%) of the net at risk portion of the proceeds, whichever amount is less. The net at risk insurance portion is the total proceeds less the cash value of the Policy.

                                   OWNERSHIP

      3. The Owner of the Policy shall be the Bank. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

      4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

      5. Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                OWNER'S AUTHORITY

      6. The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including the Owner's statement of the amount of premiums the Owner has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer. The Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to their interest and any payments made pursuant to such statement shall discharge the Bank accordingly.

      7.    Any transferee's rights shall be subject to this Endorsement.

      8.    The Owner accepts and agrees to this split dollar endorsement.

      9. The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.


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      Signed at Bucyrus, Ohio, this           day of                     , 2001.

THE FARMERS CITIZENS BANK

By:
      ------------------------------
Its:
      ------------------------------

      The Insured accepts and agrees to the foregoing and, subject to the rights
of the Owner as stated above, designates ,                   (relationship: )
as primary beneficiary(s) and                   , (relationship:             )
as secondary beneficiary of the portion of the proceeds described in (2) above.

Signed at Bucyrus, Ohio, this day of                                     , 2001.

THE INSURED

-------------------------------
G.W. Holden

                          SPLIT DOLLAR POLICY ENDORSEMENT
                            THE FARMERS CITIZENS BANK
                             SPLIT DOLLAR AGREEMENT

                                    EXHIBIT A
                                       FOR
                                  G. W. HOLDEN

                          End of Year Age of Insured       Amount of Death
End of Year               at the  Time of  Death              Benefit
-----------               --------------------------       ---------------

2001                      55                                 $872,005

2002                      56                                 $872,005

2003                      57                                 $872,005

2004                      58                                 $872,005

2005                      59                                 $872,005

2006                      60                                 $872,005

2007                      61                                 $872,005

2008                      62                                 $872,005

2009                      63                                 $872,005

2010                      64                                 $872,005

2011                      65                                 $872,005

2012                      66                                 $840,632

2013                      67                                 $806,654

2014                      68                                 $769,857

2015                      69                                 $730,005

2016                      70                                 $686,846

2017                      71                                 $640,104

2018                      72                                 $589,483

2019                      73                                 $534,661

2020                      74                                 $475,288

2021                      75                                 $410,987

2022                      76                                 $341,349

2023                      77                                 $265,932

2024                      78                                 $184,255

2025                      79                                 $95,798

2026                      80                                 0

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